Exhibit 10.1
August 6, 2008
Consolidated Communications Holdings, Inc.
      (on behalf of itself and the Borrowers party to the Credit Agreement referred to below)
121 South 17th Street
Mattoon, Illinois 61938
Attention: Steve Childers
Re: CREDIT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 31, 2007, among CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “CCI Borrower”), CONSOLIDATED COMMUNICATIONS ACQUISITION TEXAS, INC., a Delaware corporation (the “TXU Borrower”), NORTH PITTSBURGH SYSTEMS, INC. (formerly known as Fort Pitt Acquisition Sub Inc.), a Pennsylvania corporation (the “Merger Sub” and, together with the CCI Borrower and the TXU Borrower, the “Borrowers”), the financial institutions holding Loans or Commitments hereunder from time to time (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, CoBank, ACB, as Syndication Agent, General Electric Capital Corporation, as Co-Documentation Agent, The Royal Bank of Scotland plc, as Co-Documentation Agent and WACHOVIA CAPITAL MARKETS, LLC, as sole lead arranger and sole bookrunner.
Ladies and Gentlemen:
Holdings and the Borrowers have previously informed the Lenders that in connection with the Scheduled Redemption (as defined in the consent letter by and among the parties hereto dated as of March 31, 2008) of all of its outstanding Senior Notes, Holdings paid approximately $6.4 million in cash redemption premiums (the “Redemption Premium”). Due to a change in accounting treatment for such payments, the Redemption Premium would not be permitted as an add-back to Consolidated EBITDA. Accordingly, Holdings and the Borrowers have requested the ability to add back the Redemption Premium to Consolidated EBITDA for the applicable fiscal period.
Based upon the foregoing, the Lenders hereby agree that, to the extent deducted from Consolidated Net Income, Holdings and the Borrowers shall be permitted to add back the actual amount of the Redemption Premium (not to exceed $6.4 million) to Consolidated EBITDA for the applicable fiscal period.
Except as expressly provided above in this letter, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.
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This letter shall constitute a Loan Document under the Credit Agreement. Capitalized terms used in this letter and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank, Swingline Lender and a Lender, at the request of the Lenders constituting Required Lenders under the Credit Agreement

By:	/s/ Russ Lyons

Name: Russ Lyons Title: Director
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AGREED TO AND ACKNOWLEDGED:

CONSOLIDATED COMMUNICATIONS ACQUISITION TEXAS, INC., as Co-Borrower

By:	/s/ David J. Doedtman

Name:	David J. Doedtman
Title:	Treasurer

CONSOLIDATED COMMUNICATIONS INC., as Co-Borrower

By:	/s/ David J. Doedtman

Name:	David J. Doedtman
Title:	Treasurer

NORTH PITTSBURGH SYSTEMS, INC. (formerly known as Fort Pitt Acquisition Sub Inc.), as Co-Borrower

By:	/s/ David J. Doedtman

Name:	David J. Doedtman
Title:	Treasurer

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ David J. Doedtman

Name:	David J. Doedtman
Title:	Treasurer